EXHIBIT 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-4 of Telecom Italia S.p.A., of our report dated March 15, 2002 relating to the combined consolidated financial statements of Mobilkom Austria AG & Co KG and Mobilkom Austria AG, which appears in the issuer’s Annual Report on Form 20-F for the year ended December 31, 2003.

Vienna, June 4, 2004

Grant Thornton Wirtschaftsprüfungs-und Steuerberatungs-GmbH	KPMG Austria GmbH Wirtschaftsprüfungs-und Steuerberatungsgesellschaft

/S/ WALTER PLATZER-KARL NEWERTAL	/S/ MICHAEL SCHLENK-MARTIN WAGNER